UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 20, 2014

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

On February 21, 2014, Central Pacific Financial Corp., a Hawaii corporation (the “Company” or “CPF”), announced that it had commenced a modified “Dutch auction” tender offer to purchase for cash up to $68,800,000 in value of its shares of common stock, no par value (the “Shares”), at a price not greater than $21.00 nor less than $18.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described an Offer to Purchase and in a related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

Prior to commencement and public announcement of the Offer, on February 20, 2014, the Company entered into repurchase agreements (the “Repurchase Agreements”) with each of Carlyle Financial Services Harbor, L.P. (“Carlyle”) and ACMO-CPF, L.L.C. (“Anchorage” and together with Carlyle, the “Lead Investors”), each of whom is the owner of 9,463,095 Shares, pursuant to which the Company agreed to purchase up to $28,100,000 of Shares from each of the Lead Investors (or an aggregate of $56,200,000 of Shares) at the purchase price determined pursuant to the Offer (the “Share Repurchases”). The Share Repurchases are scheduled to close on the eleventh business day following the expiration of the Offer. To the extent that the Offer is not fully subscribed, the $28,100,000 of Shares to be repurchased under each of the Repurchase Agreements will be proportionately reduced.  In addition, each Lead Investor may tender additional Shares in the Offer.  The Share Repurchases contemplated by the Repurchase Agreements are conditioned upon, among other matters, the Company purchasing Shares in the Offer.

If the Offer is fully subscribed, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of $125 million of Shares in the aggregate. If the Offer is fully subscribed at a purchase price of $21.00, the maximum purchase price pursuant to the Offer, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of 5,952,380 Shares, which would represent approximately 14.1% of its issued and outstanding Shares as of February 14, 2014. If the Offer is fully subscribed at a purchase price of $18.50, the minimum purchase price pursuant to the Offer, the completion of the Offer and the Share Repurchases will result in the repurchase by Central Pacific of 6,756,755 Shares in the aggregate, which would represent approximately 16.0% of its issued and outstanding Shares as of February 14, 2014.

This summary of the Repurchase Agreements may not contain all of the information that is important to an investor and is qualified in its entirety by reference to the actual terms of the Repurchase Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

10.1	Repurchase Agreement, entered into as of February 20, 2014, by and between Central Pacific Financial Corp. and ACMO-CPF, L.L.C.
10.2	Repurchase Agreement, entered into as of February 20, 2014, by and between Central Pacific Financial Corp. and Carlyle Financial Services Harbor, L.P.

INDEX TO EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

10.1	Repurchase Agreement, entered into as of February 20, 2014, by and between Central Pacific Financial Corp. and ACMO-CPF, L.L.C.
10.2	Repurchase Agreement, entered into as of February 20, 2014, by and between Central Pacific Financial Corp. and Carlyle Financial Services Harbor, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: February 24, 2014	By:	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President, Corporate Secretary and General Counsel